Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class B Ordinary Shares, each with par value of $0.0001 per share, of SVF Investment Corp. 3, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2022.

SVF Sponsor III (DE) LLC

By:	/s/ Daniel Elefant
	Name:	Daniel Elefant
	Title:	Director

SB Investment Advisers (US) Inc.

By:	/s/ Navneet Govil
	Name:	Navneet Govil
	Title:	Director